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                                                                      EXHIBIT 23

                       SYSCO CORPORATION AND SUBSIDIARIES

                     INDEPENDENT PUBLIC ACCOUNTANTS' CONSENT


As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K for the year ended July 3, 1999, into the company's previously filed (i) Post-Effective Amendment No. 1 of the Registration Statement and Prospectus of Sysco Corporation relating to the offering of Sysco Common Stock under the Sysco Corporation Management Incentive Plan (Registration No. 2-73392), (ii) Registration Statement and Prospectus of Sysco Corporation relating to the Sysco Corporation 1974 Employee's Stock Purchase Plan (Registration No. 33-10906), (iii) Post-Effective Amendment No. 1 of the Registration Statement and Prospectus relating to the offering of Sysco Common Stock under the Sysco Corporation Employee Incentive Stock Option Plan (Registration No. 2-76096), (iv) Registration Statement and Prospectus of Sysco Corporation relating to the offering of additional shares of Sysco Common Stock under the Sysco Corporation 1995 Management Incentive Plan (Registration No. 33-45804), (v) Registration Statement and Prospectus of Sysco Corporation relating to the offering of Sysco Common Stock under the Sysco Corporation 1991 Stock Option Plan (Registration No. 33-45820), (vi) Registration Statement of Sysco Corporation relating to the offering of Sysco Common Stock under the Sysco Corporation Non-Employee Directors Stock Option Plan (Registration No. 333-1259), (vii) Registration Statement of Sysco Corporation relating to the offering of additional shares of Sysco Common Stock under the Sysco Corporation 1991 Stock Option Plan (Registration No. 333-1255), (viii) Registration Statement of Sysco Corporation relating to the offering of additional shares of Sysco Common Stock under the Sysco Corporation 1995 Management Incentive Plan (Registration No. 333-1257), (ix) Registration Statement of Sysco Corporation relating to the offering of additional shares of Sysco Common Stock under the Sysco Corporation 1974 Employees Stock Purchase Plan (Registration No. 333-27405), (x) Registration Statement and Prospectus of Sysco Corporation relating to the offering of Sysco Debt Securities (Registration No. 333-52897),
(xi) Registration Statement of Sysco Corporation relating to the offering of additional shares of SYSCO Common Stock under the Non-Employee Directors Stock Plan (Registration No. 333-66987), (xii) Registration Statement of Sysco Corporation under the Securities Act of 1933 (Registration No. 333-83525) and
(xiii) Registration Statement of Sysco Corporation under the Securities Act of 1933 (Registration No. 333-86273).



/s/ Arthur Andersen LLP

Arthur Andersen LLP
Houston, Texas
September 24, 1999